Exhibit 99.1

FirstCity Financial Corporation

Piper Jaffray 16th Annual Financial Services Conference Le Parker Meridien New York, New York March 15-16, 2005

NASDAQ: FCFC WWW.FCFC.COM Cautionary Statement Regarding Forward Looking Statements
· Statements in this presentation that are not historical facts, including, but not limited to, statements relating to future operations, results or performance, projections of revenues, income or loss, or plans or objectives of management for future operations, are hereby identified as “forward looking statements” for the purpose of the safe harbor under the Private Securities Litigation Reform Act of 1995. FirstCity cautions that such “forward looking statements” are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those implied, projected or predicted in such statements. In particular, with respect to the pending sale of the FirstCity’s interest in Drive Financial Services, L.P. and the effects of that sale on the future operations and performance of the FirstCity, it should be noted that while the FirstCity and the purchasers have executed a purchase agreement, there can be no assurance that the transaction will be completed as proposed or at all, as the closing of the sale is subject to the satisfaction of closing conditions which if not achieved could result in the termination of the agreement. When any such forward looking statement includes as statement of assumptions underlying such forward looking statement, FirstCity cautions that, while such assumptions are believed to be reasonable and are made in good faith, assumed facts almost always vary from actual results, and the differences between assumed facts and actual results can be material depending upon the circumstances. Factors that could cause actual results to materially differ from the forward looking statements contained in the presentation include, but are not limited to, the failure of certain contingencies or conditions to closing of the Drive sale to be satisfied as well as other risks and factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” risk factors and other risks identified in FirstCity’s Annual Report on Form 10-K for the year ended December 31, 2003 and in FirstCity’s other filings with the SEC. · The forward-looking statements in this presentation speak only as of the date of this presentation. FirstCity expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in FirstCity’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investment Merits ·Recent Turnaround ·High Return Business Model ·Significant Opportunity For Growth ·Recognized Presence In Niche Markets ·Tax Advantages ·Significant Insider Ownership ·Long Term Value

Acquisition, management, and resolution of portfolios of performing and nonperforming loans and assets owned or sold by government agencies, banks and other lenders. Business Description Founded in 1986, one of the oldest Distressed Asset Management companies of its kind in the world Over $ 8 billion in assets acquired and managed Partnered with various global capital partners Assets acquired in every state in the U.S., as well as international acquisitions in France, Italy, Germany, Mexico, Japan, Thailand, Argentina and Chile International asset management platforms in France, Mexico and Argentina Management team averages over 20 years experience in banking, finance and debt resolution

Asset Management Acquisition Evaluation Identification Business Model

U.S.A FirstCity Markets Latin America Europe Latin America U.S. Europe Europe

Total Acquisitions to Date- $8.3 Billion ($millions) Asia $1,727 $2,534 $.159 $3,888

$0 $20 $40 $60 $80 $100 $120 2001 2002 2003 2004 Portfolio Assets Loans Receivable Equity Investments Earning Asset Growth $79 $77 $79 $118 *excludes investment in Drive for all years

$millions Earning Assets by Region $ millions 100% $117.6 Total 16% $ 19.5 Europe 18% $ 20.8 Latin America 66% $ 77.3 U.S. % of Total

$ Amount Invested Region Historical Equity Investments By Region $ millions 4% 41% 32% 17% 5% 24% 80% 54% 44% $59.8 $22.9 $16.7
$47.5 $12.4 $7.2 $2.2 $10.2 2004 $9.4 $1.1 2003 $5.4 $4.1 2002 U.S. Latin America Europe Total

Single Family Residence Consumer Business Assets Commercial & Industrial Business Assets Office Warehouse Business Assets Single Family Residence Commercial & Industrial Fonds d’ Commerce Commercial & Industrial Improved Commercial RE Collateral Type $2,500,000 — $15,000,000 $2,500,000 — $50,000,000 $2,500,000 — $50,000,000 USD 30% — 80% 10% — 40% 50% — 80% % of UPB Portfolio Price $25,000 — $2,000,000 $10,000 — $2,000,000 $250,000 — $2,500,000 Avg. Size Asset $5,000,000 — $50,000,000 $10,000,000 — $200,000,000 $5,000,000 — $100,000,000 UPB* 50 — 500 500 — 5,000 10 — 100 # of Notes Portfolio Size Europe Latin America United States Portfolio Characteristics * Unpaid Principle Balance

$916 $1,479 $466 Latin America U.S. Europe Total Servicing Portfolio $2.9 Billion ($millions) Asset Management

$ 7.77 Book Value per share12/31/2004 $38.7 million $53.3 million $92.0 Book Value of FirstCity @ Sep 30, 2004 Gain on Sale of Drive Interest Book Value of FirstCity @ 12/31/ 2004 Asset Sale
On October 30, 2004 FirstCity Financial sold its 31% interest in Drive Financial for $86.8 million creating a net gain of $53.3 million.

Bank of Scotland(BOS) Credit Facility $ 96.0 Less: Outstanding BOS Debt $ 50.6 Available under BOS credit facility $ 45.4 Plus: Existing Cargill Line Availability $ 35.0 (currently outstanding $ -0- ) Net available credit lines for future investments $ 80.4 Funding and Liquidity 12/31/04 ($ millions)

Earnings Summary 2002 2003 Portfolio Asset Acquisition and $11.2 $14.5 Consumer 3.5 5.3 Corporate interest, dividends and -11.2 -10.2 Loss from discontinued operations -9.7 -0.5 Net earnings (loss) to common -6.2 9.1 2004 63.3 -9.4 -3.8 63.6 Earnings Per Share -$0.74 $0.80 $5.37 $14.4 $millions

Earnings Summary- Without Drive ProForma 2003 2004 Income From Continuing Operations $10.4 $10.0 Earnings per share $ 0.90 $ 0.84 # Diluted Shares Outstanding 11,349 11,840

$millions (except per share data) $0 $200 $400 $600 $ millions $713 million Expiration of Existing NOL’s $53 $193 $153 $13 $100 $69 $ — $14 2005 $52 2010 2022 Net Operating Loss Carryforwards

Tools for Growth ·Strong Presence In Niche Markets ·Long Standing Partnerships With Cargill ( Since 1991) ·Opportunistic Business Development Staff ·Disciplined Evaluation Staff ·Liquidity ·Asset Management Expertise And Systems

% Increase Closing Price FCFC Dec 31 23% $12.40 Mar 10 , 2005 65% $10.08 2004 445% $6.10 2003 $1.37 2002 Stock Price Appreciation (FCFC) $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 FCFCCommon Stock 12/31/2002 12/31/2003 12/31/2004 3/10/2005 $1.37 $6.10 $10.08 $12.40

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